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                                                                  Exhibit (i)(9)


                             Dechert LLP Letterhead


April 25, 2006


ING Variable Insurance Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034


Re: ING Variable Insurance Trust (ING VP Global Equity Dividend Portfolio) (File Nos. 033-83071 and 811-09477)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment
No. 25 to the Registration Statement of ING Variable Insurance Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP